Exhibit 99.1
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements of Brooks Automation, Inc. (the “Company”) have been prepared to reflect the closing on June 28, 2011 of the sale of assets related to the Company’s contract manufacturing business, as described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2011 and in Item 2.01 of the Company’s Current Report on Form 8-K filed with the SEC on June 29, 2011 (the “Asset Sale”).
The unaudited pro forma condensed consolidated statements of operations for the six months ended March 31, 2011 and the fiscal year ended September 30, 2010 are based on the Company’s historical consolidated statements of operations, and give effect to the Asset Sale as if it had occurred on October 1, 2009. The anticipated non-recurring after tax gain on the Asset Sale is not reflected in the unaudited pro forma condensed consolidated statements of operations. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2011 is based on the Company’s historical balance sheet as of March 31, 2011, and gives effect to the Asset Sale as if it had occurred on March 31, 2011. The anticipated non-recurring after tax gain on the asset sale is reflected in the unaudited pro forma condensed consolidated balance sheet.
The unaudited pro forma condensed consolidated financial statements presented below are based on the assumptions and adjustments described in the accompanying notes and do not reflect any adjustments for non-recurring items, overhead and administrative expense reductions, or changes in operating strategies arising as a result of the Asset Sale. These unaudited pro forma condensed consolidated financial statements reflect the estimated net proceeds of the Asset Sale as an increase to cash and cash equivalents. The Company expects that it will utilize these funds in strategic investments that leverage its existing technology capabilities, particularly into market sectors other than wafer front end semiconductor capital equipment. The actual effect of the Asset Sale on the business, financial condition and results of operations of the Company, due to this and other factors, including those set forth in the Company’s most recent Annual Report on Form 10-K filed with the SEC, could differ materially from the pro forma adjustments presented herein. However, the Company’s management believes that the assumptions used and the adjustments made in this presentation are reasonable under the circumstances and given the information available.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not historical facts or necessarily indicative of the operating results or the financial position that would have been achieved had the Asset Sale been consummated as of the dates indicated or of the results that may be obtained in the future. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or its ultimate performance compared to it. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with (1) the Company’s audited consolidated financial statements and the accompanying notes as of and for the fiscal year ended September 30, 2010, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, which was filed with the SEC on November 23, 2010 and (2) the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the six months ended March 31, 2011 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, which was filed with the SEC on May 5, 2011.

Brooks Automation, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)
For the six months ended March 31, 2011

	Historical	Disposed		Pro Forma		Pro Forma
In thousands, except per share data	Brooks	Business (a)		Adjustments		Brooks

Revenues
Product	$336,635	$(95,013)		$—		$241,622
Services	34,383	—		—		34,383

Total revenues	371,018	(95,013)		—		276,005

Cost of revenues
Product	228,066	(81,781)		—		146,285
Services	23,959	—		—		23,959

Total cost of revenues	252,025	(81,781)		—		170,244

Gross profit	118,993	(13,232)		—		105,761

Operating expenses
Research and development	18,340	(938)		—		17,402
Selling, general and administrative	49,723	(3,650)		(252	)(c)	45,821
Restructuring charges	460	—		—		460

Total operating expenses	68,523	(4,588)		(252)		63,683

Operating income	50,470	(8,644)		252		42,078
Interest income, net	507	(1)		—		506
Other income, net	417	64		—		481

Income before income taxes and equity in earnings of joint ventures	51,394	(8,581)		252		43,065
Income tax provision (benefit)	2,023	(199	)(b)	—		1,824

Income before equity in earnings of joint ventures	49,371	(8,382)		252		41,241
Equity in earnings of joint ventures	718	—		—		718

Net income	$50,089	$(8,382)		$252		$41,959
Add: Net income attributable to noncontrolling interests	(18)	—		—		(18)

Net income attributable to Brooks Automation, Inc.	$50,071	$(8,382)		$252		$41,941

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.78	$(0.13)		$—		$0.65

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.77	$(0.13)		$—		$0.65

Shares used in computing earnings per share
Basic	64,388	64,388		64,388		64,388
Diluted	64,801	64,801		64,801		64,801
See Notes to Pro Forma Condensed Consolidated Financial Statements.

Brooks Automation, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(Unaudited)
For the fiscal year ended September 30, 2010

	Historical	Disposed		Pro Forma	Pro Forma
In thousands, except per share data	Brooks	Business (a)		Adjustments	Brooks
Revenues
Product	$532,174	$(155,542)		$—	$376,632
Services	60,798	—		—	60,798

Total revenues	592,972	(155,542)		—	437,430

Cost of revenues
Product	377,599	(138,053)		—	239,546
Services	49,078	—		—	49,078

Total cost of revenues	426,677	(138,053)		—	288,624

Gross profit	166,295	(17,489)		—	148,806

Operating expenses
Research and development	31,162	(1,991)		—	29,171
Selling, general and administrative	85,597	(7,163)		—	78,434
Restructuring charges	2,529	—		—	2,529

Total operating expenses	119,288	(9,154)		—	110,134

Operating income	47,007	(8,335)		—	38,672
Interest income, net	1,041	(3)		—	1,038
Other income, net	8,016	16		—	8,032

Income before income taxes and equity in earnings of joint ventures	56,064	(8,322)		—	47,742
Income tax provision (benefit)	(2,746)	(276	)(b)	—	(3,022)

Income before equity in earnings of joint ventures	58,810	(8,046)		—	50,764
Equity in earnings of joint ventures	215	—		—	215

Net income	$59,025	$(8,046)		$—	$50,979
Add: Net income attributable to noncontrolling interests	(43)	—		—	(43)

Net income attributable to Brooks Automation, Inc.	$58,982	$(8,046)		$—	$50,936

Basic net income per share attributable to Brooks Automation, Inc. common stockholders	$0.92	$(0.13)		$—	$0.80

Diluted net income per share attributable to Brooks Automation, Inc. common stockholders	$0.92	$(0.13)		$—	$0.79

Shares used in computing earnings per share
Basic	63,777	63,777		63,777	63,777
Diluted	64,174	64,174		64,174	64,174
See Notes to Pro Forma Condensed Consolidated Financial Statements.

Brooks Automation, Inc.
Pro Forma Condensed Consolidated Balance Sheet
(Unaudited)
As of March 31, 2011

	Historical	Disposed	Pro Forma
In thousands	Brooks	Business (d)	Brooks

Assets
Current assets
Cash and cash equivalents	$59,328	$75,430 (e)	$134,758
Restricted cash	3,788	—	3,788
Marketable securities	59,540	—	59,540
Accounts receivable, net	99,646	(11,648)	87,998
Inventories, net	126,615	(39,452)	87,163
Prepaid expenses and other current assets	6,372	(260)	6,112

Total current assets	355,289	24,070	379,359
Property, plant and equipment, net	60,499	(1,186)	59,313
Long-term marketable securities	55,832	—	55,832
Goodwill	48,138	—	48,138
Intangible assets, net	9,265	—	9,265
Equity investment in joint ventures	33,535	—	33,535
Other assets	2,725	(141)	2,584

Total assets	$565,283	$22,743	$588,026

Liabilities and equity
Current liabilities
Accounts payable	$61,042	$(18,490)	$42,552
Deferred revenue	4,515	(607)	3,908
Accrued warranty and retrofit costs	7,667	(494)	7,173
Accrued compensation and benefits	12,919	(918)	12,001
Accrued restructuring costs	1,553	—	1,553
Accrued income taxes payable	1,294	1,884 (f)	3,178
Accrued expenses and other current liabilities	10,051	(695)	9,356

Total current liabilities	99,041	(19,320)	79,721
Income taxes payable	12,974	—	12,974
Long-term pension liability	5,754	—	5,754
Other long-term liabilities	3,071	—	3,071

Total liabilities	120,840	(19,320)	101,520

Equity
Common stock	796	—	796
Additional paid-in capital	1,805,799	—	1,805,799
Accumulated other comprehensive income	21,827	—	21,827
Treasury stock	(200,956)	—	(200,956)
Accumulated deficit	(1,183,578)	42,063 (g)	(1,141,515)

Total Brooks Automation, Inc. stockholders’ equity	443,888	42,063	485,951
Noncontrolling interest in subsidiaries	555	—	555

Total equity	444,443	42,063	486,506

Total liabilities and equity	$565,283	$22,743	$588,026

See Notes to Pro Forma Condensed Consolidated Financial Statements.

Brooks Automation, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

(a)	Reflects the elimination of the financial results of operations and accumulated other comprehensive income amounts associated with the Asset Sale as if it had occurred on October 1, 2009. Intercompany sales from Historical Brooks to the Disposed Business of $75.4 million and $40.8 million for the twelve months ended September 30, 2010 and the six months ended March 31, 2011, respectively, are retained in the Pro Forma Brooks presentation as such sales will continue post disposition. The profits reported on these intercompany transactions are based on the historical transfer prices charged, which approximate the pricing negotiated between the Company and the Buyers in the commercial agreements entered into in conjunction with the Asset Sale.

(b)	Reflects the adjustment to the Company’s income tax expense resulting from the pro forma impact of the sale of the Disposed Business, but excludes any tax expense directly attributed to the gain on the transaction. The deferred tax assets as of March 31, 2011 had a full valuation allowance, as such the tax rate differs from the statutory rate due to utilization of net operating losses in certain jurisdictions related to the disposed entity.

(c)	Elimination of non-recurring professional fees incurred in connection with the Asset Sale. Additional professional fees will be incurred in connection with the closing of the Asset Sale.

(d)	Reflects the elimination of the assets and liabilities transferred to the Buyers in the Asset Sale as if the sale had occurred on March 31, 2011.

(e)	Includes the estimated net proceeds of the sale of $75.4 million, which are net of $2.6 million of transaction costs.

(f)	Includes estimated taxes on the gain from the Asset Sale of $1.9 million.

(g)	Includes an estimated gain on the Asset Sale of $42.1 million, which is reflective of estimated transaction costs and the estimated income taxes to be incurred on the transaction.

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